Exhibit 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(800) 880-6262 Extension 305
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, October 23, 2003 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $1,144,000, or $0.28 basic and diluted income per share, for the three months ended September 30, 2003, a decrease of 9%, compared to $1,256,000, or $0.30 basic and diluted income per share, for the three months ended September 30, 2002.  Net income for the nine months ended September 30, 2003, was $3,109,000, or $0.76 basic and $0.75 diluted income per share, a decrease of 17%, compared to $3,745,000, or $0.90 basic and $0.89 diluted income per share, for the nine months ended September 30, 2002.

The Company continues to solidify its position as a small to mid-sized business lender in the metropolitan areas of Kansas City; Omaha, Nebraska; and Colorado Springs, Colorado.  This continued emphasis generated a $13.6 million, or 7% increase in commercial loans to $205.0 million at September 30, 2003, compared to $191.4 million at December 31, 2002.  This favorable trend has resulted in a $41.3 million, or 25% increase in commercial loans from December 31, 2001, and an $82.2 million, or 67% increase in commercial loans from December 31, 2000.  The mix of commercial loans in the Company’s portfolio has increased from 37% at December 31, 2000, to 61% at September 30, 2003.

The Company’s sustained emphasis on strengthening its non-interest income resulted in an 88% increase in non-interest income for the quarter ended September 30, 2003, and a 63% increase for the nine months ended September 30, 2003 compared to the same periods ended in 2002.  Significantly contributing to the increase in non-interest income was the insurance revenue contributed from our insurance agency acquired in December of 2002.  “We are pleased with the current progress in integrating our insurance agency acquisition and its accretion to earnings for the first nine months of the year,” noted Chairman and Chief Executive Officer, Robert J. Weatherbie.  “We intend to continue to build and diversify our non-interest income by expanding our portfolio of financial services offered to our small to mid-sized business and retail customers.”  Also contributing to the strong increase in non-interest income was the continued robust mortgage origination and refinancing, which resulted in an 83% increase in gain on sale of mortgage loans for the quarter and a 62% increase for the first nine months this year.

“While we have taken many positive steps in executing our plans to strengthen our company for future growth in assets and earnings, we continue to aggressively work on the challenges presented from the increase in our non-performing loans as well as the impact our declining net interest margin has had on our current period earnings,” noted Chairman and Chief Executive Officer, Robert J. Weatherbie.

Net interest income decreased 15% for the quarter and the first nine months of the year with corresponding declines in net interest margin.  Net interest margin declined to 3.22% for the quarter ended September 30, 2003, compared to 3.79% for the same quarter in 2002.  Net interest margin declined to 3.26% for the nine months ended September 30, 2003, compared to 3.87% for the nine months ended September 30, 2002.

The Company’s non-performing loans increased $1.7 million to $6.3 million, or 1.86% of total loans at September 30, 2003, compared to $4.6 million or 1.34% of total loans at December 31, 2002.  The increase in non-performing loans included two credit relationships.  These relationships were comprised of $2.7 million to a company that develops residential properties and $641,000 to an aluminum extrusion company.  At September 30, 2003, these loans were fully collateralized and or specifically reserved.  Non-performing loans decreased $1.5 million at September 30, 2003, from $7.8 million at June 30, 2003.  Provision for loan losses increased $420,000 or 102% for the quarter and $573,000, or 77% for the nine months ended September 30, 2003, compared to the same periods in 2002.

The Company continues its efforts to control non-interest expense, which was flat for the three months ended September 30, 2003, and increased 1% for the nine months ended September 30, 2003, excluding operations of the acquired insurance agency.  With the insurance agency operations included, non-interest expense increased 18% for the quarter and 20% for the nine months ended September 30, 2003.

Team Financial, Inc. is a financial services company with $633 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Financial Condition

(In Thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS

Cash and due from banks	$12,965	$18,298
Federal funds sold and interest bearing bank deposits	3,840	17,260
Cash and cash equivalents	16,805	35,558

Investment securities
Available for sale, at fair value (amortized cost of $219,056 and $218,037 at September 30, 2003 and December 31, 2002, respectively)	222,000	224,052
Total investment securities	222,000	224,052

Loans receivable, net of unearned fees	338,285	340,986
Allowance for loan losses	(4,568)	(4,611)
Net loans receivable	333,717	336,375

Accrued interest receivable	4,040	4,053
Premises and equipment, net	13,926	12,219
Assets acquired through foreclosure	1,032	1,770
Goodwill	14,538	14,407
Intangible assets, net of accumulated amortization	6,077	6,579
Bank owned life insurance policies	17,563	16,968
Other assets	3,197	3,888

Total assets	$632,895	$655,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Checking deposits	$153,482	$172,886
Savings deposits	33,069	31,212
Money market deposits	51,159	54,485
Certificates of deposit	199,024	197,022
Total deposits	436,734	455,605
Federal funds purchased and securities sold under agreements to repurchase	5,660	4,401
Federal Home Loan Bank advances	111,273	112,331
Notes payable	3,719	6,455
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	15,525	15,525
Accrued expenses and other liabilities	8,251	9,724

Total liabilities	581,162	604,041

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,448,888 and 4,442,210 shares issued; 4,073,505 and 4,107,627 shares outstanding at September 30, 2003 and December 31, 2002, respectively	27,443	27,393
Capital surplus	195	211
Retained earnings	25,624	23,290
Treasury stock, 375,383 and 334,583 shares of common stock at cost at September 30, 2003, and December 31, 2002, respectively	(3,471)	(3,034)
Accumulated other comprehensive income	1,942	3,968

Total stockholders’ equity	51,733	51,828

Total liabilities and stockholders’ equity	$632,895	$655,869

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Interest Income:
Interest and fees on loans	$5,807	$6,249	$17,574	$19,846
Taxable investment securities	1,606	2,796	5,275	7,662
Nontaxable investment securities	292	226	804	670
Other	15	19	97	216

Total interest income	7,720	9,290	23,750	28,394

Interest Expense:
Deposits
Checking deposits	108	238	424	790
Savings deposits	56	92	189	393
Money market deposits	121	231	441	721
Certificates of deposit	1,307	1,771	4,177	6,179
Federal funds purchased and securities sold under agreements to repurchase	12	24	34	53
FHLB advances payable	1,259	1,226	3,744	2,976
Notes payable	37	81	141	261
Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debentures	377	377	1,131	1,131

Total interest expense	3,277	4,040	10,281	12,504

Net interest income before provision for loan losses	4,443	5,250	13,469	15,890

Provision for loan losses	832	412	1,319	746

Net interest income after provision for loan losses	3,611	4,838	12,150	15,144

Non-Interest Income:
Service charges	966	952	2,667	2,757
Trust fees	159	152	433	439
Insurance agency commissions	1,377	—	3,687	—
Gain on sales of mortgage loans	946	516	2,368	1,463
Gain on sales of investment securities	145	3	295	69
Gain on sale of branch assets	—	—	—	452
Other	925	785	2,259	2,017

Total non-interest income	4,518	2,408	11,709	7,197

Non-Interest Expenses:
Salaries and employee benefits	3,389	2,876	10,372	8,740
Occupancy and equipment	653	573	2,042	1,729
Data processing	577	457	1,558	1,439
Professional fees	292	275	907	839
Marketing	112	86	310	202
Supplies	121	94	331	275
Intangible asset amortization	309	335	985	670
Disposal of branch assets	—	—	258	—
Conversion	4	—	54	6
Other	982	749	2,800	2,462

Total non-interest expenses	6,439	5,445	19,617	16,362

Income before income taxes	1,690	1,801	4,242	5,979

Income taxes	546	545	1,133	2,234

Net income	$1,144	$1,256	$3,109	$3,745

Shares applicable to basic income per share	4,091,169	4,166,785	4,097,041	4,178,169

Basic income per share	$0.28	$0.30	$0.76	$0.90

Shares applicable to diluted income per share	4,125,981	4,190,421	4,127,215	4,195,698

Diluted income per share	$0.28	$0.30	$0.75	$0.89

Team Financial, Inc. And Subsidiaries

Selected Ratios and Other Data

(Unaudited)

	As of and For Three Months Ended September 30		As of and For Nine Months Ended September 30
Selected Data	2003	2002	2003		2002

Performance Ratios

Return On Average Assets	0.71%	0.78%	0.64%		0.74%

Return On Average Equity	8.81%	9.80%	7.98%		10.31%

Average Equity To Average Assets	8.06%	7.93%	8.02%		7.17%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.22%	3.79%	3.26%		3.87%

Efficiency Ratio	71.86%	71.10%	76.89	%(1)	72.29	%(1)

Book Value Per Share	$12.70	$12.53

Tangible Book Value Per Share	$7.81	$8.83

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	1.86%	2.31%

Non Performing Assets As A Percent Of Total Assets	1.15%	1.42%

Allowance For Loan Losses As A Percent Of Total Loans	1.35%	1.35%

Allowance For Loan Losses As A Percent Of Non Performing Loans	72.77%	58.52%

(1)Excludes the (loss) gain on sale or disposal of branch assets of ($258,000) and $452,000 for the nine months ended September 30, 2003 and September 30, 2002, repectively